Exhibit 99.1

Harvard Bioscience Announces Third Quarter 2026 Financial Results

•	Third Quarter 2026 Revenue Growth of 8% Year Over Year to $22.2 Million
•	Reaffirms Full Year 2026 Revenue Guidance of 3%-5% Year Over Year Growth

HOLLISTON, Mass., November 10, 2026 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company” or “Harvard Bioscience”) today announced financial results for the third quarter ended September 30, 2026.

“We delivered our second consecutive quarter of strong year over year growth with an 8% topline increase in the third quarter,” said John Duke, President and Chief Executive Officer. “We saw solid double-digit revenue growth to CROs and customers in China, driven by sales of our products for organoids, respiratory, and fluidics products. Our revamped sales and marketing teams are delivering encouraging results, and Project Viking remains on track for completion by the end of the first quarter in 2027. Looking ahead, our sales momentum, continued New Product Innovation (NPI) adoption, and progress on key initiatives give us confidence in the trajectory of the business.”

Third Quarter 2026 Results

For the third quarter of 2026, the Company reported revenues of $22.2 million compared to $20.6 million in the third quarter of 2025. Revenue for the third quarter of 2026 included an unfavorable impact from foreign currency exchange rates of less than 1%, using a constant currency basis. Gross profit for the third quarter of 2026 was $12.3 million compared to $12.0 million in the third quarter of 2025. Gross margin for the third quarter of 2026 was 55.4%, compared to 58.4% in the third quarter of 2025.

Adjusted gross profit and adjusted gross margin for the third quarter of 2026 were $12.7 million and 57.1%, respectively, compared with $12.2 million and 59.2% in the same period of the prior year.

Net loss for the third quarter of 2026 was $(2.6) million, compared to a net loss of $(1.2) million in the third quarter of 2025. Adjusted EBITDA for the third quarter of 2026 was $1.8 million compared to $2.0 million in the third quarter of the prior year. Cash (used in) provided by operations was $(0.2) million during the three months ended September 30, 2026 compared to $1.0 million in the same period of the prior year.

Nine Months Ended September 30, 2026 Results

For the nine months ended September 30, 2026, the Company reported revenues of $65.7 million, compared to $62.8 million in the same period of the prior year. Revenue for the nine months ended September 30, 2026, included a favorable impact from foreign currency exchange rates of approximately 1.2%, using a constant currency basis. Gross profit was $37.2 million for the first nine months of 2026 compared to $35.7 million in the same period of the prior year. Gross margin for the nine months ended September 30, 2026, was 56.6% compared with 56.9% in the same period of the prior year.

Adjusted gross profit and adjusted gross margin for the nine months ended September 30, 2026, were $38.0 million and 57.9%, respectively, compared with $36.3 million and 57.7% in the same period of the prior year.

Net loss for the nine months ended September 30, 2026, was $(9.0) million compared to a net loss of $(53.9) million in the same period of the prior year, primarily due to goodwill impairment in the first quarter of 2025 of $48.0 million. Adjusted EBITDA for the nine months ended September 30, 2026, was $4.2 million, compared to adjusted EBITDA of $4.3 million for the same period of the prior year. Cash (used in) provided by operations was $(0.6) million during the nine months ended September 30, 2026 compared to $6.8 million in the same period of the prior year.

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the non-GAAP financial measures included in this press release, see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Fourth Quarter 2026 Guidance

The Company’s fourth quarter outlook at the midpoint of the guidance ranges reflects expected year-over-year revenue growth driven by ongoing demand across Cellular & Molecular Technology (CMT) and NPI platforms, sequential gross margin expansion, and improving year-over-year profitability on an adjusted EBITDA basis. The Company expects:

•	Revenue between $23.7 million and $25.5 million
•	Adjusted gross margin between 59% and 61%
•	Adjusted EBITDA between $3.8 million and $4.2 million

Full Year 2026 Guidance

The Company is reaffirming its full-year 2026 revenue and gross margin guidance while updating its full-year adjusted EBITDA target to account for higher-than-expected sales of certain lower-margin CMT products and higher revenue contribution from distribution channels and China. The Company now expects:

•	Revenue growth between 3% and 5%
•	Adjusted gross margin between 57% and 59%
•	Adjusted EBITDA between (1%) and 4% growth

Webcast and Conference Call Details

In conjunction with this announcement, Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. A presentation that will be referenced during the webcast will be posted to the Company’s Investor Relations website shortly before the webcast begins.

Analysts who would like to join the call and ask a question must register here. Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who would like to join the audio-only webcast should go to our events and presentations on the investor website here.

Use of Non-GAAP Financial Information

In this press release we have included non-GAAP financial information, including one or more of adjusted operating income (loss), adjusted operating margin, adjusted gross margin, adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, diluted adjusted earnings (loss) per share, net debt, adjusted gross profit, and non-GAAP revenue on a constant currency basis. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of our business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are reflective of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, Non-GAAP restructuring related charges, other operating expenses, goodwill impairment, interest and other expense, net, income taxes, and the tax impact of reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance.

Historical non-GAAP financial information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure, which is included below. In addition, the forward-looking Adjusted gross margin and Adjusted EBITDA guidance for the fourth quarter of 2026 and full-year 2026 excludes potential charges or gains that may be recorded during the fiscal year, including among other things, restructuring and reorganization expenses, and non-GAAP restructuring related expenses. The Company has not attempted to provide reconciliations of such forward-looking non-GAAP earnings guidance to the comparable GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be misleading to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different from other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, drug and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning expected future financial and operational performance including revenues, adjusted gross margin, adjusted EBITDA, gross margin, cash and debt position, balance sheet, growth, adoption and the introduction of new products, the strength of the Company’s market position, business model and anticipated macroeconomic conditions. Forward-looking statements do not guarantee future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K, as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Investor Inquiries:

Mark Frost

Chief Financial Officer

(508) 893-3120

investors@harvardbioscience.com

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Statements Of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues	$22,196	$20,591	$65,678	$62,815
Cost of revenues	9,889	8,570	28,497	27,077
Gross profit	12,307	12,021	37,181	35,738

Sales and marketing expenses	5,420	4,613	16,155	14,123
General and administrative expenses	4,756	4,176	14,075	13,623
Research and development expenses	2,258	2,132	7,037	6,642
Amortization of intangible assets	365	855	2,005	3,177
Goodwill impairment	-	-	-	47,951
Other operating expenses	658	48	1,211	512
Total operating expenses	13,457	11,824	40,483	86,028

Operating (loss) income	(1,150)	197	(3,302)	(50,290)

Other income (expense):
Interest expense	(1,783)	(1,323)	(5,304)	(3,257)
Other income (expense), net	238	(8)	(292)	(635)
Total other expense	(1,545)	(1,331)	(5,596)	(3,892)

Loss before income taxes	(2,695)	(1,134)	(8,898)	(54,182)
Income tax (benefit) expense	(72)	97	59	(329)
Net loss	$(2,623)	$(1,231)	$(8,957)	$(53,853)

Loss per share:
Basic and diluted loss per share *	$(0.58)	$(0.28)	$(1.99)	$(12.15)

Weighted-average common shares:
Basic and diluted *	4,561	4,456	4,500	4,432

* Retroactively presented to reflect 1-for-10 reverse stock split effective on March 13, 2026.

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$4,856	$8,614
Accounts receivable, net	14,912	16,043
Inventories	23,491	20,805
Other current assets	2,718	2,763
Total current assets	45,977	48,225
Property, plant and equipment	5,399	4,787
Goodwill and other intangibles	15,481	17,198
Other long-term assets	8,442	9,861
Total assets	$75,299	$80,071

Liabilities and Stockholders' Equity
Other current liabilities	26,127	21,960
Total current liabilities	26,127	21,960
Long-term debt, net	37,153	35,870
Other long-term liabilities	6,914	8,507
Stockholders’ equity	5,105	13,734
Total liabilities and stockholders’ equity	$75,299	$80,071

HARVARD BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net loss	$(8,957)	$(53,853)
Adjustments to operating cash flows	6,083	54,087
Changes in operating assets and liabilities	2,289	6,591
Net cash (used in) provided by operating activities	(585)	6,825

Cash flows from investing activities:
Additions to property, plant and equipment	(2,041)	(809)
Acquisition of intangible assets	(838)	(455)
Net cash used in investing activities	(2,879)	(1,264)

Cash flows from financing activities:
Repayment of term debt	-	(3,000)
Payment of debt issuance costs	(131)	(687)
Proceeds from exercise of warrants and stock purchase plan	150	46
Taxes paid related to net share settlement of equity awards	(111)	(99)
Net cash used in financing activities	(92)	(3,740)

Effect of exchange rate changes on cash and cash equivalents	(202)	888
(Decrease) increase in cash and cash equivalents	(3,758)	2,709
Cash and cash equivalents at the beginning of period	8,614	4,108
Cash and cash equivalents at the end of period	$4,856	$6,817

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data and percentages)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP operating (loss) income	$(1,150)	$197	$(3,302)	$(50,290)
Stock-based compensation	436	324	1,073	1,396
Acquired asset amortization	365	855	2,005	3,177
Goodwill impairment	-	-	-	47,951
Other operating expenses (1)	658	48	1,211	512
Other adjustments (2)	864	93	1,535	135
Adjusted operating income	$1,173	$1,517	$2,522	$2,881

Operating margin	(5.2)%	1.0%	(5.0)%	(80.1)%
Adjusted operating margin	5.3%	7.4%	3.8%	4.6%

GAAP net loss	$(2,623)	$(1,231)	$(8,957)	$(53,853)
Stock-based compensation	436	324	1,073	1,396
Acquired asset amortization	365	855	2,005	3,177
Goodwill impairment	-	-	-	47,951
Other operating expenses (1)	658	48	1,211	512
Other adjustments (2)	864	93	1,535	135
Income taxes	12	(250)	727	(266)
Adjusted net loss	(288)	(161)	(2,406)	(948)
Depreciation & amortization	588	468	1,669	1,417
Interest and Other income (expense), net (3)	1,545	1,331	5,596	3,892
Adjusted income taxes (4)	(84)	347	(668)	(63)
Adjusted EBITDA	$1,761	$1,985	$4,191	$4,298
Adjusted EBITDA margin	7.9%	9.6%	6.4%	6.8%

Diluted loss per share (GAAP)	$(0.58)	$(0.28)	$(1.99)	$(12.15)
Diluted adjusted loss per share	$(0.06)	$(0.04)	$(0.53)	$(0.21)
Weighted-average common shares:
Diluted GAAP *	4,561	4,456	4,500	4,432
Diluted Adjusted *	4,561	4,456	4,500	4,432

	September 30,
	2026	2025
Debt, including unamortized deferred financing costs	$37,153	$33,967
Unamortized deferred financing costs	2,847	383
Cash and cash equivalents	(4,856)	(6,817)
Net debt	$35,144	$27,533

* Retroactively presented to reflect 1-for-10 reverse stock split effective on March 13, 2026.

(1) Other operating expenses for the three months ended September 30, 2026 includes $658 thousand of restructuring-related charges compared to $48 thousand of restructuring-related charges for the three months ended September 30, 2025. Other operating expenses for the nine months ended September 30, 2026 includes $1.2 million of restructuring-related charges compared to $171 thousand of restructuring-related charges and $341 thousand related to ERTC Fees for the nine months ended September 30, 2025.

(2) Other adjustments for the three months ended September 30, 2026 includes $864 thousand of Non-GAAP restructuring-related charges compared to $93 thousand of Non-GAAP restructuring-related charges for the three months ended September 30, 2025. Other adjustments expenses for the nine months ended September 30, 2026 includes $1.5 million of Non-GAAP restructuring-related charges compared to $135 thousand of Non-GAAP restructuring-related charges for the nine months ended September 30, 2025.

(3) Interest expense for the three months ended September 30, 2026 was $1.8 million compared to $1.3 million for the three months ended September 30, 2025. Interest expense for the nine months ended September 30, 2026 was $5.3 million compared to $3.3 million for the nine months ended September 30, 2025.

(4) Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data and percentages)

	Three Months Ended September 30,			Nine Months Ended September 30,
Non-GAAP revenue on a constant currency basis	2026	2025	Growth Rates	2026	2025	Growth Rates
Total revenues	$22,196	$20,591	7.8%	65,678	62,815	4.6%
Effects of foreign currency rate fluctuations	7	-		(723)
Revenue on a constant currency basis	$22,203	$20,591	7.8%	64,955	62,815	3.4%

	Three Months Ended September 30,				Nine Months Ended September 30,
Non-GAAP Gross Profit and Non-GAAP Gross Margin	2026		2025		2026		2025
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
(in thousands)
Gross profit	$12,307	55.4%	$12,021	58.4%	$37,181	56.6%	$35,738	56.9%
Adjustments:
Stock-based compensation expense - cost of sales	13	0.1%	18	0.1%	34	0.1%	79	0.1%
Depreciation and amortization - cost of sales	201	0.9%	156	0.8%	598	0.9%	440	0.7%
Other adjustments - cost of sales (1)	143	0.6%	-	0.0%	188	0.3%	-	0.0%
Non-GAAP gross profit	$12,664	57.1%	$12,195	59.2%	$38,001	57.9%	$36,257	57.7%

(1) Other adjustments - cost of sales for the three months ended September 30, 2026 includes $143 thousand of Non-GAAP restructuring-related charges. Other adjustments - cost of sales for the nine months ended September  30, 2026 includes $188 thousand of Non-GAAP restructuring-related charges.